SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 18, 2025

Date of Report (Date of earliest event reported)

UNITY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-12431	22-3282551
(Commission File Number)	(IRS Employer Identification No.)

64 Old Highway 22

Clinton, NJ 08809

(Address of Principal Executive Office)

(908) 730-7630

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	UNTY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 18, 2025, the Registrant and Unity Bank, the Registrant’s wholly owned subsidiary and a New Jersey State chartered commercial bank (the “Bank”), amended the Bank’s Deferred Compensation Plan (the “Plan”). The amendment modifies the interest payable to both Plan participants and, if applicable, his or her beneficiary, when an eligible participant elects to receive benefits in equal annual installments over ten years (in lieu of a lump sum). Under the amendment, immediately prior to each annual installment payment, interest will be credited at a variable annual rate, equal to the Prime Rate for the previous anniversary date plus 1.0%, subject to a minimum rate of 4.0% and a maximum rate of 10.0%. Prior to the amendment, the interest rate was fixed as of the participant’s termination of service. Each installment will consist of one-tenth of the deferral account balance determined as of the participant’s termination of service, plus accrued and unpaid interest. Except as amended, the original Plan remains in full force and effect..

Item 9.01             Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Amendment to the Registrant’s Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

October 13, 2023
UNITY BANCORP, INC.
(Registrant)

Date: December 18, 2025
	By:	/s/ George Boyan
George Boyan
Executive Vice President and Chief Financial Officer